Exhibit 99.2

News release for immediate release
Contact information:
Rachael Luber, Vice President, Investor Relations
217-788-5163 | investorrelations@horacemann.com
Horace Mann reports third-quarter 2026 results
SPRINGFIELD, Ill., November 3, 2026 — Horace Mann Educators Corporation (NYSE:HMN), the largest multiline financial services company focused on helping America’s educators and a core small- to mid-cap growth and value equity in the Financials sector, today reported financial results for the three and nine months ended September 30, 2026:
•Diversified business delivered third-quarter net income of $58.5 million, or $1.41 per share, and record core earnings* of $85.1 million, or $2.06 per share
•Net investment income increased 17% over prior year; premiums, contract charges and fee revenue increased 3%
•Third-quarter Property & Casualty segment combined ratio of 83.6% improved nearly 4 points over prior year
•Increased full-year 2026 core EPS guidance to $5.75-$5.95

($ in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025		% Change
Total revenues	$439.2	$438.5	0.2%	$1,312.0	$1,266.6		3.6%
Net income	58.5	58.3	0.3%	141.3	125.9		12.2%
Net investment gains (losses), after tax	(20.6)	2.7	N.M.	(22.4)	(4.6)		N.M.
Non-core earnings, after tax*	(6.0)	(1.0)	N.M.	(22.1)	(15.0)		N.M.
Core earnings*	85.1	56.6	50.4%	185.8	145.5		27.7%
Per diluted share:
Net income	1.41	1.40	0.7%	3.43	3.03		13.2%
Net investment gains (losses), after tax	(0.50)	0.06	N.M.	(0.54)	(0.11)		N.M.
Non-core earnings, after tax*	(0.15)	(0.02)	N.M.	(0.53)	(0.36)		N.M.
Core earnings per diluted share*	2.06	1.36	51.5%	4.50	3.50		28.6%
Book value per share				35.11	35.31		-0.6%
Adjusted book value per share*				42.49	39.51		7.5%
Tangible book value per share*				37.85	34.59		9.4%
Core ROE - LTM*				14.2%	13.8%	0.4	pts
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission. Included in the second quarter 2025 non-core earnings, in addition to recurring adjustments defined in Exhibit 99.1, is an infrequent item that is not indicative of on-going operations, the Company recorded an ($8.1) million adjustment to net investment income due to an immaterial out-of-period correction related to private debt securities associated with the Company’s limited partnership investments. See additional disclosure contained in Note 1 of the June 30, 2025 Form 10-Q.

"Horace Mann delivered the strongest quarterly core earnings in our history, reflecting excellent underwriting performance in our Property & Casualty business, higher net investment income, and continued growth across our diversified business," said Horace Mann President and CEO Marita Zuraitis. "Based on our performance through the first nine months of the year, we are increasing our full-year 2026 core EPS guidance to a range of $5.75 to
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

$5.95. We continue to execute on our strategy to deliver sustained, profitable growth and remain well positioned to achieve our long-term financial objectives.
“Our strong value proposition is built on providing meaningful solutions across the markets we serve,” Zuraitis added. “We are helping educators achieve lifelong financial success while expanding the benefits and well-being solutions we provide to employers and their employees. Our diversified earnings base and strong balance sheet position Horace Mann to build on this momentum and accelerate long-term value creation for shareholders.”
Simultaneous with this release, the Quarterly Results page of investors.horacemann.com has been updated to include the third-quarter investor supplement and investor presentation. These include details on company and segment financial performance, company guidance and outlook.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s third-quarter financial results with investors on November 4, 2026 at 10:00 AM Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release includes measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

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